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                                                                     Exhibit 7.a

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                  April 9, 2001


Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania 19312

Directors:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 3 to the registration statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 333-71763). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very Truly Yours,

                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By:  /s/ Stephen E. Roth
                                               -------------------------------
                                               Stephen E. Roth